Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
davispolk.com

May 9, 2022
GoDaddy Inc.
2155 E GoDaddy Way
Tempe, Arizona 85284
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to GoDaddy Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to 6,688,866 shares of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”) issuable pursuant to the Company’s 2015 Equity Incentive Plan, and 1,000,000 shares of Class A Common Stock issuable pursuant to the Company’s 2015 Employee Stock Purchase Plan, as amended as of June 27, 2016 (the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan, as amended, together, the “Plans”).
We have examined such documents and such matters of fact and law as we have deemed necessary for the purposes of rendering the opinion expressed herein.
In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Upon the basis of the foregoing, we are of the opinion that the shares of Class A Common Stock have been duly authorized and, when delivered in accordance with the Plans upon receipt by the Company of adequate consideration therefor, will be validly issued, fully paid and nonassessable.
We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP